UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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DYNACQ HEALTHCARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DYNACQ HEALTHCARE, INC.

4301 Vista Road

Pasadena, Texas 77504

January 6, 2012

To Our Shareholders:

You are cordially invited to attend the 2012 Annual Meeting of Shareholders of Dynacq Healthcare, Inc., which will be held on February 15, 2012, beginning at 10:00 a.m. Central Standard Time, at 4301 Vista Road, Pasadena, Texas 77504.

Information about the 2012 Annual Meeting, including matters on which shareholders will act, may be found in the Notice of Annual Meeting and Proxy Statement accompanying this letter. We look forward to greeting in person as many of our shareholders as possible.

It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the 2012 Annual Meeting, please complete, sign, date, and promptly return the accompanying proxy in the enclosed envelope. Returning the proxy does NOT deprive you of your right to attend the 2012 Annual Meeting. If you decide to attend the 2012 Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

We look forward to seeing you at the meeting!

Sincerely yours,

/s/ Chiu M. Chan

Chiu M. Chan
Chief Executive Officer and President

DYNACQ HEALTHCARE, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

February 15, 2012

The 2012 Annual Meeting of the Shareholders of Dynacq Healthcare, Inc. (the “Company”) will be held on February 15, 2012, at 10 a.m. Central Standard Time, at the Company’s executive offices located at 4301 Vista Road, Pasadena, Texas 77504 for the following purposes:

1.	To elect five directors to the Board of Directors to serve until our next annual meeting of shareholders or until their respective successors are elected and qualified.

2.	To ratify the appointment of KWCO, P.C. (formerly Killman, Murrell & Company, P.C.) as independent auditors for the Company for the fiscal year ending August 31, 2012.

3.	To transact such other business as may properly come before the meeting and any adjournments.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Our Board of Directors is not aware of any other proposals for the 2012 Annual Meeting.

All shareholders of record at the close of business on December 23, 2011, are entitled to notice of and to vote at the meeting or any adjournment. At least a majority of the outstanding shares of the Company are required to be present at the meeting or represented by proxy to constitute a quorum.

By Order of the Board of Directors,

/s/ Chiu M. Chan

Chiu M. Chan
Chairman of the Board, Chief Executive
Officer and President

Houston, Texas

January 6, 2012

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

DYNACQ HEALTHCARE, INC.

PROXY STATEMENT

This Proxy Statement is furnished to shareholders of Dynacq Healthcare, Inc., a Nevada corporation (the “Company”), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company to be voted at the 2012 Annual Meeting of Shareholders of the Company (the “2012 Annual Meeting”), to be held at the Company’s executive offices located at 4301 Vista Road, Pasadena, Texas 77504, on the 15th day of February, 2012, at 10:00 a.m. Central Standard Time, and at any and all adjournments. Shareholders of record at the close of business on December 23, 2011 will be entitled to notice of and to vote at the meeting and at all adjournments.

The purpose of the Annual Meeting is to seek shareholder approval of two proposals: (1) electing five directors to the board of directors; and (2) ratifying the appointment of KWCO, P.C. (formerly Killman, Murrell & Company, P.C.) as independent auditors for the Company for the fiscal year ending August 31, 2012.

Who May Vote

Our only outstanding voting securities are our shares of Common Stock. Only holders of record of shares of Common Stock at the close of business on December 23, 2011 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On the Record Date of the Annual Meeting, there were 14,426,960 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote. Cumulative voting is not permitted under the Company’s Articles of Incorporation or Bylaws.

Attending In Person

Only holders of Common Stock, their proxy holders and our invited guests may attend the Annual Meeting. If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership and identification with a photo to the Annual Meeting. For example, you may bring an account statement showing that you beneficially owned Common Stock shares as of December 23, 2011 as acceptable proof of ownership.

How to Vote

You may vote in person at the Annual Meeting or by proxy. Our Board is asking for your proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct. You may also vote for or against the proposal or abstain from voting. You can always change your vote at the Annual Meeting. Proxy cards must be received by us before voting begins at the Annual Meeting.

A form of proxy is enclosed that designates persons named therein as proxies to vote shares at the Annual Meeting. Each proxy in that form that is properly signed and received prior to the Annual Meeting will be voted as specified in the proxy or, if not specified, they will be voted in accordance with the Board’s recommendations.

You may receive more than one proxy or voting card depending on how you hold your shares. If you hold shares through someone else, such as a stockbroker, you may get materials from them asking how you want to vote. The latest proxy we receive from you will determine how we will vote your shares.

At the time that this Proxy Statement was mailed to shareholders, the Board and management were not aware that any matter other than the matters described above that would be presented for action by shareholders at the

Annual Meeting. If other matters are properly brought before the Annual Meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons acting under the proxies.

Revoking a Proxy

Any shareholder who returns a proxy on the enclosed form has the right to revoke that proxy at any time before it is voted. Any shareholder who submitted a proxy by mail may change his vote or revoke his proxy by (a) filing with the Secretary of the Company a written notice of revocation, (b) timely delivering a valid, later-dated proxy or (c) voting in person at the Annual Meeting and so notifying the inspectors of election.

Quorum

In order to act on the proposals described herein, we must have a quorum of shares of Common Stock. The presence in person or by properly executed proxy of at least a majority of the outstanding shares of Common Stock eligible to vote is necessary to constitute a quorum at the Annual Meeting. Shares that the Company owns are not voted and do not count for this purpose. The votes of shareholders present in person or represented by proxy at the Annual Meeting will be tabulated by inspectors of election appointed by the Company.

Required Votes

For Proposal 1, the director nominees receiving a plurality of the votes cast, in person or by proxy, during the Annual Meeting will be elected to fill the seats of our Board. For Proposal 2, the affirmative vote of a majority of the total votes cast, in person or by proxy, is required to ratify the appointment of KWCO, P.C. (formerly Killman, Murrell & Company, P.C.) as the Company’s independent auditors.

Treatment and Effect of Abstentions and Broker Non-Votes

If an executed proxy card is returned and the shareholder has explicitly abstained from voting on a proposal, the shares represented by such proxy will be considered present at the annual meeting for purposes of determining a quorum and will count as votes cast on the matter but will not count as votes cast in favor of the proposal. Broker non-votes are counted for purposes of determining whether a quorum exists at the annual meeting but are not counted and have no effect on the results of the vote.

The inspector of elections appointed by the Company will count all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the meeting. The affirmative vote of a plurality of the votes cast of the common stock present or represented by proxy at the meeting and entitled to vote is required for the election of each director nominee (Proposal 1), and the affirmative vote of a majority of votes cast of the common stock present or represented by proxy at the meeting and entitled to vote is required on the ratification of the selection of auditors (Proposal 2) and on all other matters before the meeting. Abstentions and broker non-votes will not be taken into account for Proposal 1 or Proposal 2, or for any matter other matter that may be presented for action by shareholders at the Annual Meeting.

No Right of Appraisal

Neither Nevada law, the Company’s Articles of Incorporation nor its Bylaws provides for appraisal or other similar rights for dissenting shareholders in connection with any of the proposals to be voted upon at the Annual Meeting. Accordingly, the Company’s shareholders will have no right to dissent and obtain payment for their shares.

Cost of Solicitation

The Company will bear the cost of the solicitation of proxies. In addition to solicitation by mail, certain of the directors, officers or regular employees of the Company may, without extra compensation, solicit the return of proxies by telephone or electronic media. Arrangements will be made with brokerage houses, custodians and other fiduciaries to send proxy material to their principals, and they will be reimbursed by the Company for any out-of-pocket expenses.

Notice of Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final results will be published in our current report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days after the date of the Annual Meeting, provided that the final results are available at such time. In the event the final results are not available within such time period, the preliminary voting results will be published in our current report on Form 8-K to be filed within such time period, and the final results will be published in an amended current report on Form 8-K/A to be filed within four business days after the final results are available. Any shareholder may also obtain the results from the Corporate Secretary, Dynacq Healthcare, Inc. 4301 Vista Road, Pasadena, Texas 77504.

Interest of Officers and Directors in Matters to Be Acted Upon

None of the Company’s officers or directors has any interest in any of the matters to be acted upon, except to the extent that a director is named as a nominee for election to the Board of Directors.

The complete mailing address of the Company’s executive offices is Dynacq Healthcare, Inc., 4301 Vista Road, Pasadena, Texas 77504. To obtain directions to be able to attend the meeting and vote in person, please visit our Company’s website at http://www.dynacq.com/contactus.htm. The approximate date on which this Proxy Statement and the accompanying proxy card were first sent or given to the shareholders of the Company is January 6, 2012.

Important Notice Regarding the Availability of Proxy Materials for the 2012 Annual Meeting to be held on February 15, 2012:

This Notice of Meeting and the Proxy Statement to security holders are available on the Company’s website at http://www.dynacq.com/proxy.cfm. The Annual Report to security holders is available on the Company’s website at http://www.dynacq.com/sec_filings_all.cfm.

VOTING SECURITIES

On December 23, 2011, the record date, there were outstanding and entitled to vote 14,426,960 shares of the common stock of the Company, held of record by approximately 385 persons. Shareholders are entitled to one vote, exercisable in person or by proxy, for each share of common stock held on the record date. Cumulative voting is not permitted under the Company’s Articles of Incorporation or Bylaws.

PROPOSAL 1: ELECTION OF DIRECTORS

The persons whose names are set forth as proxies in the enclosed proxy card will vote all shares over which they have discretionary authority “FOR” the election of the nominees named below unless otherwise directed. Although the Board of Directors of the Company does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed proxies will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.

The Board of Directors recommends a vote FOR each of the nominees named below. The affirmative vote of a plurality of the votes cast of the shares of common stock present in person or represented by proxy and entitled to vote at the 2012 Annual Meeting is required to elect each director nominee. Each director will be elected for a one-year term or until his successor has been elected and qualified.

Business Background and Qualifications of Directors Nominees

We believe that the collective skills, professional experiences and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our shareholders. We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing shareholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

The following table sets forth, for each nominee for election as a director, his name, principal occupation, age and the year in which he first became a director of the Company. The nominees have consented to be named in this Proxy Statement and to serve as directors, if elected. Of the nominees, Stephen L. Huber, Ping S. Chu and James G. Gerace are each independent under the independence standards of the NASDAQ Stock Market Listing Rules.

Name	Principal Occupation	Age	Director Since

Chiu M. Chan	Mr. Chiu Chan has served as our President and Chief Executive Officer since July 1992. Mr. Chan is a registered pharmacist and during the period from May 1978 to July 1992 was employed by various healthcare service organizations in Houston, Texas. Mr. Chan earned a Bachelor of Science degree in Pharmacy from the University of Houston. Mr. Chiu M. Chan is not related to Mr. Philip S. Chan.	59	1992

Philip S. Chan	Mr. Philip Chan has served as our Vice President of Finance, Chief Financial Officer, and Treasurer since July 1992. Mr. Chan earned advanced accounting degrees from the University of Houston and is a certified public accountant in the State of Texas. Mr. Philip S. Chan is not related to Mr. Chiu M. Chan.	60	1992

Stephen L. Huber	Mr. Huber is a registered pharmacist and earned a Bachelor of Science degree in Pharmacy and a Masters of Science in Hospital Pharmacy, both from the University of Houston. From 1991 to 1999, Mr. Huber served as the Deputy Division Head for patient care services at the University of Texas M.D. Anderson Cancer Center. In 1999, Mr. Huber joined Cortex Communications, Inc., a medical education company, as president and chief operating officer. In 2001, Mr. Huber joined Medicus International, now known as Publicis Healthcare Communications Group, a global medical communications company, as its senior vice president and president of Medical and Scientific Affairs. Mr. Huber continues to serve as a research consultant to M.D. Anderson Cancer Center. Mr. Huber is currently founding partner of StratComm Partners, LLC, a healthcare communications and strategic consulting firm.	61	1992

Ping S. Chu, M.D.	Dr. Chu received his Ph.D. degree in chemistry from Massachusetts Institute of Technology before he attended medical school at the University of Miami, Florida. Dr. Chu finished his oncology training at M.D. Anderson Cancer Center in 1989 and has been in solo private practice since completion. Dr. Chu is board certified in internal medicine and medical oncology.	60	2002

Name	Principal Occupation	Age	Director Since

James G. Gerace	Mr. Gerace received his degree in Business Administration with a major in accounting from Texas A & M University in 1961. He is a Certified Public Accountant and mediator with professional experience at public accounting firms, performing audits, tax planning and related services. He has served on the Board of Directors of several banks and savings and loan associations and has maintained his own CPA firm for approximately the last 41 years.	74	2004

BOARD MEETINGS, COMMITTEES, COMPENSATION AND INDEPENDENCE

Board Meetings and Committees

During fiscal year 2011, our Board of Directors held 19 meetings and took one action by written consent in lieu of a meeting of the shareholders of the Company. For fiscal year 2011, all but one director, Chiu M. Chan, attended at least 75% or more of the aggregate number of meetings held by our Board of Directors and the committees on which they served. There were two directors who attended the February 15, 2011 Annual Meeting of Shareholders. Directors are encouraged, but not required, to attend annual meetings of shareholders of the Company.

Audit Committee

The Audit Committee consisted of Messrs. Gerace and Huber and Dr. Chu for the 2011 fiscal year. Each of the members of the Audit Committee is independent as defined by the NASDAQ Stock Market Listing Rules, has not participated in the preparation of the financial statements of the Company at any time during the past three years, and is able to read and understand fundamental financial statements. The Board has determined that Mr. Gerace, who serves as the Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined by the rules promulgated by the SEC.

The Audit Committee generally has responsibility for appointing, overseeing, and determining the compensation of our independent certified public accountants, reviewing the plan and scope of the accountant’s audit, reviewing our audit and control functions, approving all permitted non-audit services provided by our independent certified public accountants, and reporting to our full Board of Directors regarding all of the foregoing. The Audit Committee meets with the independent certified public accountants and our management in connection with its review and approval of (i) the unaudited financials for inclusion in our quarterly reports and (ii) the annual audited financial statements for inclusion in our Annual Report on Form 10-K. The Audit Committee also provides our Board of Directors with such additional information and material as it may deem necessary to make our Board of Directors aware of significant financial matters that require its attention. Additionally, the Audit Committee considers any related party transactions between the Company or any of its subsidiaries and any director, officer or the majority shareholder of the Company. The Audit Committee’s goals and responsibilities are set forth in a written Audit Committee Charter, which is available on our website at www.dynacq.com. The Audit Committee held six meetings and took no actions by unanimous consent during the year ended August 31, 2011. The Audit Committee Report is set forth below.

Compensation Committee

The Compensation Committee consisted of Messrs. Gerace and Huber and Dr. Chu for the 2011 fiscal year. Only independent directors serve on the Compensation Committee. The Compensation Committee held three meetings and took no action by unanimous consent during the year ended August 31, 2011. The Compensation Committee’s charter is available on our website at www.dynacq.com.

The Compensation Committee has the purpose and direct responsibility to review and approve corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and determine or recommend to the full Board for determination, the Chief Executive Officer’s compensation based on this evaluation. The Compensation Committee also is responsible for determining or recommending to the full Board for determination, the compensation of all other executive officers of the Company, overseeing the administration of the incentive compensation plans and equity based plans of the Company and approving issuances under those plans.

The Compensation Committee’s charter reflects these responsibilities, and the Compensation Committee and the Board periodically review and, if appropriate, revise the charter. In performing its function, the Compensation Committee may review executive compensation surveys and other available information from companies in the same industry, but has not engaged compensation consultants to advise the committee. The Board may direct that certain determinations of the Compensation Committee be submitted to the independent members of the Board for their consideration and approval. At Board meetings, the Chairman of the Compensation Committee reports on the actions and recommendations of that committee, with all discussions of the Chief Executive Officer’s compensation occurring without him being present. The Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee consisting of one or more members, but has not yet chosen to do so.

The Company’s Chief Executive Officer annually reviews the performance of each of the Named Executive Officers (as hereafter defined) other than himself, and the compensation paid to those individuals during the past fiscal year, and makes recommendations to the Compensation Committee regarding compensation to be paid to those individuals during the next fiscal year. Following a review of these conclusions and recommendations, the Compensation Committee makes compensation decisions for these executives as it deems appropriate. The Compensation Committee meets with the Chief Executive Officer annually to discuss his performance, but ultimately decisions regarding his compensation are made solely by the Compensation Committee based on its deliberations.

Nominations to the Board of Directors

The Company believes that it is appropriate for the Company not to have a standing nominating committee or committee performing similar functions because it is appropriate for the full board to consider and make such director nominations, with the approval of a majority of the independent directors.

Director nominees may be identified by the Board of Directors through current board members, officers, shareholders or other persons. Any shareholder desiring to submit a nomination to the Board of Directors should send the recommendation in writing, together with appropriate background and contact information, to the Secretary of the Company at the address of the Company’s principal executive offices set forth previously. The Board of Directors has not established formal minimum qualifications for a director nominee and evaluates any nominee on a case-by-case basis. See “Business Background and Qualifications of Directors Nominees” for more information regarding specific qualities or skills that the Board of Directors believes its directors should possess.

The Board of Directors evaluates suggestions concerning possible candidates for election to the Board submitted to us, including those submitted by Board members (including self-nominations) and shareholders. All candidates, including those submitted by shareholders, will be similarly evaluated by the Board using the Board membership criteria described above and in accordance with applicable procedures, including such procedures prescribed by the SEC. Once candidates have been identified, the Board will determine whether such candidates meet the Company’s qualifications for director nominees and select and recommend nominees accordingly. The Board does consider diversity of viewpoints, backgrounds, experiences and other demographics in identifying nominees for director. The Board does not, however, have a policy with regard to the consideration of diversity in identifying director nominees.

The Board’s Leadership Structure

The Board believes the interests of all shareholders are best served at the present time through a leadership model with a combined Chairman/CEO position; however, the Board retains authority to amend the By-Laws to separate the positions of Chairman and CEO at any time. The current CEO possesses an in-depth knowledge of the

Company, its healthcare operations in the United States and China, and has been instrumental in identifying various growth opportunities in China and Hong Kong through years of successful experience. The Board believes that these experiences and other insights put the CEO in the best position to provide broad leadership for the Board as it considers strategy and as it exercises its fiduciary responsibilities to its shareholders. We do not have a Lead Independent Director. A majority of the Board is comprised of independent directors, and 100% of the Audit and Compensation committees are independent. The independent directors provide strong leadership for each of those two committees. Each independent director has access to the CEO and other Company executives on request, may call meetings of the independent directors, and may request agenda topics to be added or dealt with in more detail at meetings of the full Board or an appropriate Board committee. The independent directors meet from time to time, as deemed appropriate in their discretion, in their various capacities, and as the Audit Committee, the three independent directors meet with our outside auditors on a regular basis. Further, the Board has demonstrated its commitment and ability to provide independent oversight of management.

The Board’s Role in Risk Oversight

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors’ oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board, Board Committees and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

The Board implements its risk oversight function both as a whole and through Committees. Much of the work is delegated to various Committees, which meet regularly and report back to the full Board. All Committees play significant roles in carrying out the risk oversight function. In particular:

•

The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the Company’s ethics programs, including the Code of Conduct. The Audit Committee members meet separately with representatives of the independent auditors.

•

The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

Code of Conduct

The Company has adopted a Code of Conduct that applies to all of its directors, officers and employees. The Code of Conduct is reasonably designed to deter wrongdoing and to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the SEC and in other communications made by the Company, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code of Conduct to appropriate persons identified in the Code of Conduct, and (v) accountability for adherence to the Code of Conduct.

The Code of Conduct is available on the Company’s website at www.dynacq.com. Amendments to the Code of Conduct and any grant of a waiver from a provision of the Code of Conduct requiring disclosure under applicable SEC rules will be disclosed on the Company’s website at www.dynacq.com.

Code of Ethics

The Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officers, principal accounting officer or controller, and persons performing similar functions. The Code of Ethics is reasonably designed to help maintain the Company’s standards of business conduct and ensure compliance with legal requirements, specifically, but not limited to, Section 406 of the Sarbanes-Oxley Act of 2002 and SEC rules promulgated thereunder. The Code is also designed to deter wrongdoing and promote ethical conduct, and full, fair, accurate, timely, and understandable disclosure of financial information in the periodic reports of the Company. The Code of Ethics is available on the Company’s website at www.dynacq.com. Amendments to the Code of Ethics and any grant of a waiver from a provision of the Code of Ethics requiring disclosure under applicable SEC rules will be disclosed on the Company’s website at www.dynacq.com.

Family Relationships

There are no familial relationships among the executive officers and directors.

Compensation of Directors

Messrs. Chiu M. Chan and Philip S. Chan, who are the only directors who are not independent, receive compensation only as officers of Dynacq. Each of the independent directors is paid a monthly stipend for their service to the Board and the committees on which they served. For the fiscal year ended August 31, 2011, the stipend was $2,000 per month, except that the Chairman of the Audit Committee was paid a stipend of $3,500 per month.

The following table sets forth certain information regarding the compensation paid to the Company’s non-employee directors for their service during the fiscal year ended August 31, 2011.

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
Ping S. Chu	$24,000	—	$24,000

James G. Gerace	$42,000	—	$42,000

Stephen L. Huber	$24,000	—	$24,000

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, which recommends compensation levels for our Chief Executive Officer and is authorized to consider and make grants of options pursuant to any approved stock option plan and to administer such plan, was comprised of Messrs. Gerace and Huber and Dr. Chu. None of these members have been an officer or employee of Dynacq or any of its subsidiaries. There are no interlocking relationships between members of the Compensation Committee and the compensation committees of other companies’ board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors, executive officers and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the SEC. Copies of all filed reports are required to be furnished to us. Based solely on the reports received by us and on the representations of the reporting persons, we believe that these persons complied with all applicable filing requirements during the fiscal year ended August 31, 2011.

Independence and “Controlled Company” Disclosure

Mr. Chiu M. Chan owns or controls 8,398,320 shares of the Company’s common stock and, therefore, holds approximately 58% of the Company’s voting power as of December 23, 2011. Thus, the Board of Directors has determined that the Company is a “controlled company” within the meaning of Listing Rule 5615(c)(1) for the NASDAQ Stock Market. As a “controlled company,” the Company is exempt from certain listing standards of NASDAQ and is thus not required to have (i) a board of directors comprised of a majority of independent directors; (ii) compensation of the executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (iii) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors. Although not required, however, the Company’s Board is composed of a majority of independent directors, and the Company’s Compensation Committee is composed of entirely independent directors. The Listing Rules do not exempt the Company from the requirements to have an audit committee comprised of at least three independent directors and to hold regularly scheduled executive sessions of its Board of Directors in which only the independent directors are present.

Indemnification of our Directors and Officers against Certain Liabilities and Director and Officer Liability Insurance

As permitted under Nevada law and pursuant to our governing documents and indemnification agreements with certain of our officers and directors, we indemnify our directors against monetary damages for breach of a director’s fiduciary duty and advance expenses to the full extent permitted by Nevada law.

We do not carry director and officer liability insurance.

Procedures for Contacting Directors

Shareholders who wish to communicate with the Board of Directors, or with any individual director, may send such communication in writing addressed to the Board of Directors, or to an individual director, at 4301 Vista Road, Pasadena, Texas 77504. All communications received from shareholders are sent directly to Board members.

EXECUTIVE OFFICERS

The Company’s executive officers are Mr. Chiu M. Chan, Chief Executive Officer, President, and Chairman of the Board, and Mr. Philip S. Chan, Vice President – Finance and Chief Financial Officer. Throughout this Proxy Statement, these individuals are sometimes referred to collectively as the “Named Executive Officers.” Please refer to the director biographies for information regarding Messrs. Chiu Chan and Philip Chan.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation of the Named Executive Officers for the past two fiscal years:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Chiu M. Chan, Chief Executive Officer	2011	630,000	—	39,237	17,197	686,434
	2010	720,000	—	41,478	17,527	779,005

Philip S. Chan, Chief Financial Officer	2011	160,000	—	40,189	6,427	206,616
	2010	173,333	—	42,503	8,697	224,533

(1)

Represents the dollar amount recognized for financial statement reporting purposes for the fiscal years ended August 31, 2011 and 2010, in accordance with ASC Topic 718, without taking into account an estimate of forfeitures of stock option grants. These stock options were awarded to the Named Executive Officers in fiscal years 2007 and 2011.

(2)	Represents amounts paid by the Company for life insurance premium, employer’s contribution to the Company’s 401(k) plan and club membership fees.

The Company provides competitive base salaries and bonuses to its executives. The Company does not target any specific proportion of total compensation in setting base salary and bonus compensation.

On July 30, 2010, due to the financial condition and operating losses being incurred by the Company, the Compensation Committee determined it would be prudent to reduce the compensation of Mr. Chiu Chan and Mr. Philip Chan. The Committee approved a voluntary 30% reduction in annual salary of Mr. Chiu Chan to $630,000 and approved a voluntary 20% reduction in annual salary of Mr. Philip Chan to $160,000. These reductions in annual salary were effective as of January 1, 2010. On October 6, 2011, the Compensation Committee approved an annual salary of $180,000 for Mr. Philip Chan, effective October 1, 2011.

Grants of Plan Based Awards

There were no non-equity incentive plan awards to the Named Executive Officers in fiscal year 2011. The following table sets forth certain information concerning grants of awards to the Named Executive Officers pursuant to the Company’s equity incentive plans in the fiscal year ended August 31, 2011.

Name	Grant date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or units	All Other Stock Awards: Number of Securities Underlying Options(1)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock Option Awards(2)
		Threshold	Target	Maximum
Chiu M. Chan	07/07/11	—	—	—	—	180,000	$2.05	$195,075
Philip S. Chan	07/07/11	—	—	—	—	178,000	$1.86	$199,500

(1)	All options to purchase shares of Dynacq’s common stock granted under Dynacq’s 2000 Incentive Plan. Each grant vests 25% over the first four years from the date of grant.
(2)	Represents the grant date fair value computed in accordance with ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity-based awards held by the Named Executive Officers as of August 31, 2011.

Name	Option Awards
	Number of Securities Underlying Unexercised Options			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
	Exercisable	Unexercisable
Chiu M. Chan	100,000	—		—	$2.75	06/22/13
	—	180,000	(1)	—	$2.05	07/07/21

Philip S. Chan	100,000	—		—	$2.50	06/22/13
	—	178,000	(1)	—	$1.86	07/07/21

(1)	Of the 180,000 and 178,000 stock options granted to Mr. Chiu M. Chan and Mr. Philip S. Chan, respectively, on July 7, 2011, 25% will vest on each of July 7, 2012, 2013, 2014 and 2015.

Option Exercises

No stock options were exercised by any of the Named Executive Officers in the fiscal year ended August 31, 2011.

Potential Payments upon Termination or Change-in-Control

The Named Executive Officers do not have employment agreements with the Company and both are employed on an “at will” basis. The Company does not have arrangements with any of its Named Executive Officers providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change-in-control. Grants of stock options to all employees eligible to receive such grants under the Company’s 2000 Incentive Plan vest immediately in the event of a change in control; therefore, no separate disclosure is presented herein with respect to the acceleration of stock options held by the Named Executive Officers upon a change of control under the terms of this stock option plan. Grants of stock options to all employees eligible to receive grants under the Company’s Year 2011 Stock Incentive Plan do not have a provision for immediate vesting in the event of a change in control.

Risk Assessment of the Company’s Compensation Policies

The Company’s compensation programs are discretionary, balanced and focused on the long term. Goals and objectives of the Company’s compensation programs reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. The Company’s approach to compensation practices and policies applicable to employees throughout the Company is consistent with that followed for its executives and, accordingly, the Company believes that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Pension Benefits

There were no pension benefit plans in effect in fiscal year 2011.

Frequency of Say-on-Pay Advisory Vote

As reported in our current report on Form 8-K filed with the SEC on February 17, 2011, at the Annual Meeting of the Shareholders of Dynacq Healthcare, Inc. held on February 15, 2011, we allowed shareholders to vote, on an advisory basis, whether advisory votes on executive compensation should occur every one, two or three years. The greatest number of votes cast (9,351,823) by shareholders were voted in favor of holding future advisory votes on executive officer compensation every three years. In light of this result, our Board of Directors has decided that future advisory votes on named executive officer compensation will be held every three years until the next shareholder advisory vote on the frequency of such votes, which in accordance with applicable regulations, will occur no later than our Annual Meeting in 2017.

AUDIT COMMITTEE REPORT

For the fiscal year 2011, the Audit Committee operated under a written charter adopted by our Board of Directors. The Audit Committee members’ responsibilities and functions are not intended to duplicate or to certify the activities of management and the independent certified public accountants. The Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Our management has the primary responsibility for the financial statements and reporting process, including our systems of internal controls.

During the fiscal year 2011, at various meetings the Audit Committee met with senior members of the Company’s financial management team, the Audit Committee’s independent counsel and/or our independent certified public accountants to review and discuss the financial statements and to discuss significant accounting issues.

On November 15, 2011, the Audit Committee discussed with our independent certified public accountants and senior management the critical accounting policies of the Company and key estimates used in preparing the audited financial statements for the fiscal year ending August 31, 2011, as well as the quality of the Company’s financial reporting. This included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee reviewed the certifications prepared by the Chief Executive Officer and the Chief Financial Officer that the consolidated financial statements of the Company present fairly, in all material respects, the financial position and results of operations of the Company. The Audit Committee’s review also included discussion with the independent auditors of matters required pursuant to the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee, among other things, discussed with KWCO, P.C. (formerly Killman, Murrell & Company, P.C.) matters relating to its independence, including the written disclosures and letter made available to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve, and the Board has approved, the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2011 for filing with the SEC.

This report is furnished by the Audit Committee of our Board of Directors, whose members are:

James G. Gerace (Chairman)

Ping S. Chu

Stephen L. Huber

The report of the Audit Committee shall not be deemed to be “soliciting material” or to be filed with the SEC, nor shall this information be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 6, 2011, information with respect to shares beneficially owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (b) each of our directors and the named executive officers named in the Summary Compensation Table above, and (c) all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, some shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within sixty days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investing power with respect to all shares of common stock shown as beneficially owned by them.

Beneficial Owner(1)	Number Of Shares		Percent Of Class(2)

Chiu M. Chan	8,498,320	(3)	58.50%
Philip S. Chan	424,089	(4)	2.92%
Ping S. Chu	276,973	(5)	1.92%
James G. Gerace	25,000		*
Stephen L. Huber	—		—
All directors and executive officers as a group (5 persons)	9,224,382	(6)	63.06%

(1)	The address for each named person is 4301 Vista Road, Pasadena, Texas 77504.
(2)	Based on 14,426,960 shares outstanding as of December 6, 2011.
(3)

Includes 1,610,205 shares held by Mr. Chan’s spouse. Includes 100,000 shares underlying options, which are currently exercisable. Since Mr. Chan has voting power with respect to 58.21% of the Company’s outstanding common stock, he controls the outcome of any matter requiring the vote of a majority of the outstanding shares to approve.

(4)	Includes 100,000 shares underlying options, which are currently exercisable.
(5)	Includes 404 shares held by each of Dr. Chu’s two children.
(6)	Includes 200,000 shares of common stock underlying options, which are currently exercisable.
*	Indicates ownership of less than 1%.

Securities Authorized For Issuance under Equity Compensation Plans

The following table provides information as of December 6, 2011, with respect to the Company’s equity compensation plans under which equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance (excluding securities reflected in first column)

Plans approved by shareholders	2,282,191	$2.31	14,800,000
Plans not approved by shareholders	—	—	—

Total	2,282,191	$2.31	14,800,000

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

The Company has selected KWCO, P.C. (formerly Killman, Murrell & Company, P.C.) (“KWCO”) as its independent certified public accountants to audit its fiscal year 2012 consolidated financial statements. KWCO audited the Company’s consolidated financial statements for the fiscal year ended August 31, 2011, and has advised the Company that it will have representatives available at the 2012 Annual Meeting to respond to appropriate questions. Such representatives will be permitted to make a statement if they desire to do so. The Board of Directors recommends a vote FOR ratification of the selection of KWCO.

Audit Fees

The following table presents fees for professional services rendered by the independent registered public accounting firm for the audit of the Company’s annual financial statements, fees for audit-related services, tax services and all other services.

	2011	2010

Audit Fees	$342,650	$452,735
Audit Related Fees	14,000	14,000
Tax–Related Fees	21,070	32,635
All Other Fees	—	—

Audit Fees for the fiscal years ended August 31, 2011 and 2010 represent the aggregate fees billed for professional services rendered by KWCO for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

Audit Related Fees represents the aggregate fees billed for professional services rendered by KWCO for the audit of the Company’s 401(k) plan.

Tax-Related Fees

Tax-Related Fees represents the aggregate fees billed for professional services rendered for the fiscal years ended August 31, 2011 and 2010 by KWCO for income tax return preparation and tax compliance.

All Other Fees

There were no All Other Fees for the fiscal years ended August 31, 2011 and 2010.

Audit Committee Pre-Approval Policies and Procedures

All audit and non-audit services performed by the independent certified public accountants are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditors’ independence. The Audit Committee’s charter provides that the Audit Committee may delegate to any of its members the authority to pre-approve any services performed by the independent certified public accountants, provided that such approval is presented to the Audit Committee at its next scheduled meeting. All of the audit-related, tax and all other services described above were pre-approved by the full Audit Committee.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be presented at the 2013 Annual Meeting of Shareholders must be received by the Secretary of the Company at its principal executive offices by September 8, 2012 to be considered for inclusion in the proxy statement and form of proxy relating to the 2013 Annual Meeting. In order for any shareholder proposal that is not included in such proxy statement and form of proxy to be brought before the 2013 Annual Meeting, such proposal must be received by the Secretary of the Company at its principal executive offices by September 8, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Six members of Mr. Chiu Chan’s immediate family (four brothers-in-law and two sisters-in-law) are employed by the Company or its subsidiaries. Such family members received an aggregate of $377,872 in compensation from the Company or its subsidiaries in each of the fiscal years 2011 and 2010.

Two members of Mr. Philip Chan’s immediate family (his sister and a sister-in-law) are employed by the Company or its subsidiaries. Such family members received an aggregate of $133,288 in compensation from the Company or its subsidiaries in each of the fiscal years 2011 and 2010.

The Company has retained Redwood Health Corporation (“Redwood”), to furnish physicians to provide in-house emergency medical coverage for its Pasadena facility during the weekend hours and weekday nights at an hourly rate of $75. The son of the Company’s Chief Executive Officer is a physician and an affiliate of Redwood. The Company paid $434,100 and $438,300 for emergency room physician services to Redwood in fiscal 2011 and 2010, respectively. Management, as well as the Audit Committee that approved the agreement, believes that the hourly rate being paid is consistent with comparable in-house emergency medical coverage rates available in the area.

The Company leases 7,250 square feet of office space for its executive offices through December 1, 2011 for $6,525 per month. The lessor of the office space is Capital Bank, of which Mr. Earl Votaw, one of the Company’s directors until January 2010, was a director. Management believes that the lease rate being paid is consistent with comparable commercial rates available in the area.

Dr. Ping Chu, a director, has paid the Company $16,163 and $15,989 during fiscal years ended August 31, 2011 and 2010, respectively for rent and management fees. As of August 31, 2011 and 2010, the Company had accounts receivable from Dr. Chu of $46,381 and $52,798, respectively. Included in the accounts receivable balance were amounts applicable to Dr. Chu’s staffs’ payroll for which he reimburses the Company in the ordinary course of business.

Dr. Xiao Li, a director, until her resignation from the Board of Directors in September 2010, was paid $189,650 and $188,675 to provide in-house medical services to the emergency room patients at the Pasadena facility during the fiscal years ended August 31, 2011 and 2010, respectively. Management, as well as the Audit Committee that approved the agreement, believes that the rate being paid is consistent with comparable in-house emergency medical services available in the area.

During the fiscal year 2009, the Company retained Anesthesia Associates of Houston Metroplex to provide exclusive, continuous and uninterrupted anesthesiology services, including physicians and CRNAs, to the Pasadena facility for a monthly compensation of $5,000. The son of the Company’s Chief Executive Officer is a physician and an affiliate of Anesthesia Associates of Houston Metroplex. The Company paid $60,000 for anesthesiology services to said organization in each of the fiscal years 2011 and 2010. Management, as well as the Board of Directors that approved the agreement, believes that the rate being paid is consistent with comparable in-house anesthesiology services rates available in the area. During the fiscal year 2009, the Company also retained Redwood to locate and recruit additional skilled anesthesiologists and CRNAs for its Pasadena facility for a monthly compensation of $20,000. The Company paid $240,000 for said recruitment services to Redwood in each of the fiscal years 2011 and 2010. Management, as well as the Board of Directors that approved the agreement, believes that the rate being paid is consistent with comparable rates for recruitment available in the area. The Company entered into these two agreements in order to replace the previous anesthesiology group, whose contract terminated at the end of fiscal 2009. The compensation which was being paid to the previous group was substantially the same as that being paid under the new contracts.

The Company purchased $92,180 and $165,018 worth of artifacts as inventory for re-sale in China during the fiscal years 2011 and 2010, respectively. The entire purchase amount for both these years was paid by Mr. Chiu Chan, the Company’s Chief Executive Officer. The amount payable to him of $242,301 and $165,018 as of August 31, 2011 and 2010, respectively, is included in Accrued Liabilities in the Consolidated Balance Sheet (which is included in the Annual Report on Form 10-K for the year ended August 31, 2011). The Audit Committee has since approved the purchases by Mr. Chan on behalf of the Company, and believes that these purchases have been made at the prevailing market rates.

Review, Approval, or Ratification of Transactions

To ensure, among other things, that potential conflicts of interest are avoided or declared, our Board of Directors has adopted a Code of Conduct, setting forth the responsibilities of our officers, directors and employees. Currently, we rely on our Audit Committee to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Audit Committee reviews a transaction in light of the affiliations of the director, officer, or employee and the affiliations of such person’s immediate family. Our Audit Committee will approve or ratify a transaction if it determines that the transaction is consistent with our best interests and the best interests of our shareholders.

OTHER MATTERS

The Board knows of no other business to come before the 2012 Annual Meeting. However, if any other matters are properly brought before the 2012 Annual Meeting, the persons named in the accompanying form of proxy or their substitutes will vote in their discretion on those matters.

The Annual Report on Form 10-K of the Company for the year ended August 31, 2011, including audited financial statements, is enclosed with this Proxy Statement but does not constitute a part of the proxy soliciting material.

ANNUAL MEETING OF SHAREHOLDERS OF

DYNACQ HEALTHCARE, INC.

February 15, 2012

Important Notice Regarding the Availability of Proxy Materials

for the 2012 Annual Meeting to be held on February 15, 2012:

The Notice of Meeting and the Proxy Statement to security holders are available at http://www.dynacq.com/proxy.cfm.

The Annual Report to security holders is available at http://www.dynacq.com/sec_filings_all.cfm.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

ê   Please detach along perforated line and mail in the envelope provided.  ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR,

AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF KWCO, P.C. (FORMERLY KILLMAN, MURRELL &

COMPANY, P.C.) AS THE COMPANY’S INDEPENDENT AUDITORS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE

OR BLACK INK AS SHOWN HERE  ☒

1. To elect five directors to the Board of Directors to serve until the next annual meeting of shareholders or until their respective successors are elected and qualified.					FOR	AGAINST	ABSTAIN
			2.	To ratify the appointment of KWCO, P.C. (formerly Killman, Murrell & Company, P.C.) as independent auditors for the Company for the fiscal year ending August 31, 2012	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: ¡ Chiu M. Chan ¡ Philip S. Chan ¡ Stephen L. Huber ¡ Ping S. Chu ¡ James G. Herace

3.   To transact such other business as may properly come before the meeting and any adjournments.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Our Board of Directors is not aware of any other proposals for the 2012 Annual Meeting.

All shareholders of record at the close of business on December 23, 2011, are entitled to notice of and to vote at the meeting or any adjournment. At least a majority of the outstanding shares of the Company are required to be present at the meeting or represented by proxy to constitute a quorum.

This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees for Director, FOR the ratification of the appointment of KWCO, P.C. (formerly Killman, Murrell & Company, P.C.) as the Company’s independent auditors and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

DYNACQ HEALTHCARE, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON FEBRUARY 15, 2012

The 2012 Annual Meeting of the Shareholders of Dynacq Healthcare, Inc. (the “Company”) will be held on February 15, 2012, at 10:00 a.m. Central Standard Time, at the Company’s executive offices located at 4301 Vista Road, Pasadena, Texas 77504.

The undersigned having received the notice and accompanying Proxy Statement for said meeting hereby constitutes and appoints Chiu M. Chan or Philip S. Chan, or any of them, his/her true and lawful agents and proxies, with power of substitution and resubstitution in each, to represent and vote at the 2012 Annual Meeting scheduled to be held on February 15, 2012, or at any adjournment or postponement thereof on all matters coming before said meeting, all shares of common stock of Dynacq Healthcare, Inc. which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

(Continued and to be dated and signed on the reverse side.)